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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants

We have issued our report dated September 11, 1998, accompanying the consolidated financial statements and schedule included in the Annual Report of Prosoft I-Net Solutions, Inc. on Form 10-K for the year ended July 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of Prosoft I-Net Solutions, Inc. on Form S-8 (File No. 333-19477).

                                /s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Dallas, Texas
November 12, 1998